Exhibit 32

SECTION 1350 CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

1. The accompanying Annual Report on Form 10-K/A for the year ended December 31, 2020, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the accompanying Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 23, 2021	/s/ Kristine A. Glancy
Kristine A. Glancy
President and Chief Executive Officer
(principal executive officer and interim principal financial officer)

Dated: August 23, 2021	/s/ Zackery A. Weber
Zackery A. Weber
Senior Director of Financial Planning and Analysis
(interim principal accounting officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Annual Report on Form 10-K/A or as a separate disclosure document.

A signed original of this written statement required by 18 U.S.C. § 1350 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.